UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2013

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 17, 2013, James V. Diller, Sr., resigned from the Board of Directors (the “Board”) of PMC-Sierra, Inc. (“PMC”). Mr. Diller’s resignation comes after thirty years of service to PMC and the announcement on December 16, 2013 by Avago Technologies Limited (“Avago”) that Avago had entered into a definitive agreement to acquire LSI Corporation, a PMC competitor. Mr. Diller is the Chairman of Avago’s board of directors.

The Board has accepted Mr. Diller’s resignation effective December 23, 2013. The Board is very grateful to Mr. Diller for his vast contributions to PMC over the past three decades.

In connection with Mr. Diller’s resignation and pursuant to the Board’s authority under PMC’s bylaws, the Board has reduced the size of the Board from nine members to eight members upon the Effective Date until such time as the Board shall otherwise determine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel and Corporate Secretary

Date: December 20, 2013

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